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Exhibit 3.39

CERTIFICATE OF AMENDMENT
TO ARTICLES OF INCORPORATION

The undersigned certify that:

        1.    They are the president and the secretary, respectively, of MORGAN EDWARDS THEATRE CORPORATION, a California corporation.

        2.    The language of Article Fifth of the Articles of Incorporation which now reads: "That the number of directors of this corporation shall not be less than three (3) nor more than five (5)," is hereby amended to read: "That the number of directors of this corporation shall be not less than four (4) nor more than seven (7)."

        3.    The foregoing amendment of Articles of Incorporation as been duly approved by the Board of Directors.

        4.    The foregoing Amendment to Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 50. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated September 25, 2001	/s/ STEPHEN V. COFFEY Stephen V. Coffey, President
/s/ LISA WARRINGTON Lisa Warrington, Secretary

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

The undersigned certify that:

1.
They are the president and the secretary, respectively, of Morgan Edwards Theatre Corporation, a California corporation.

2.
The language of Article Fifth of the Articles of Incorporation which now reads: "That the said Board of Directors shall consist of but three members" is hereby amended to read: "That the number of directors of this corporation shall be not less than three (3) nor more than five (5)."

3.
The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4.
The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 50. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: 6/11/99	/s/ JAMES EDWARDS, III James Edwards, III, President
/s/ MARCELLA SHELDON Marcella Sheldon, Secretary

ARTICLES OF INCORPORATION
OF
MORGAN EDWARDS THEATRE CORPORATION

KNOW ALL MEN BY THESE PRESENTS:

        That we, the undersigned James Edwards, Jr., Bernice Edwards, and V.A. Morgan, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of California.

        And we do hereby certify:

        First: That the name of this corporation is:

        MORGAN EDWARDS THEATRE CORPORATION

        Second: That the purposes for which this corporation is formed are the following:

        (a)  To conduct and/or engage in the business of owning, leasing or operating places of public amusement, particularly talking picture theatres, vaudeville theatres and theatres at which other forms of entertainment are offered.

        (b)  To carry as any other business whatsoever which this corporation may deem proper or convenient in connection with the principal purpose for which it is organized.

        (c)  To purchase, lease from others and otherwise acquire, sell, convey, transfer, lease to others, and otherwise dispose of, mortgage, or otherwise encumber real or personal property.

        (d)  To acquire, hold, and sell the shares of other corporations, and negotiate for the sale, hypothecation or disposal of the same; to borrow and loan money in connection with any of the purposes for which this corporation is formed, with or without security therefor; to execute notes, bonds and all other obligations for money borrowed, property purchased, or otherwise acquired by this corporation, or any lawful purpose and to secure the payment of the principal and interest of said notes, bonds, or other obligations by mortgage, pledge, hypothecation, deed of trust, or otherwise of any or all property owned or which may be acquired by this corporation.

        Third: The county in the State of California where the principal office for the transaction of business of this corporation is to be located is Los Angeles County.

        Fourth: This corporation is authorized to issue only one class of shares of stock; the total number of said shares shall be two hundred fifty; the aggregate par value of all said shares shall be Twenty-five Thousand Dollars ($25,000.00); and the par value of each of said shares will be One Hundred Dollars ($100.00).

        Fifth: The names and addresses of the persons who are hereby appointed to act as the first directors of this corporation are:

Name	Address
James Edwards, Jr.,	Alhambra, California
Bernice Edwards	Alhambra, California
V.A. Morgan	San Marino, California

        That the said Board of Directors shall consist of but three members.

        IN WITNESS WHEREOF, we have hereunto subscribed our name this 29th day of March, 1944.

/s/ JAMES EDWARDS, JR.
/s/ BERNICE EDWARDS
/s/ V.A. MORGAN
STATE OF CALIFORNIA,	)
	)	ss.
COUNTY OF LOS ANGELES.	)

        On this 29 day of March, 1944, before me, Inez Deems, a Notary Public in and for said County and State, residing therein, duly commissioned and sworn, personally appeared, James Edwards, Jr., Bernice Edwards, and V.A. Morgan, known to me to be the persons whose names are subscribed in the foregoing Articles of Incorporation and acknowledged to me that they executed the same.

WITNESS MY HAND AND OFFICIAL SEAL.
/s/ INEZ DEEMS Notary Public in and for the County of Los Angeles, State of California

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  Exhibit 3.39
CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION